As Filed with the Securities and Exchange Commission on December 23, 2020

Registration No. 333-250967

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSA PHARMA INC.

(Exact name of Registrant as specified in its charter)

British Columbia	47-2569713
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Suite 720, 999 West Broadway

Vancouver, British Columbia V5Z 1K5

(778) 331-0962

(Address and telephone number of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ryan J. Dzierniejko, Esq. Michael J. Hong, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Toronto, Ontario M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Kyle Misewich, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street Vancouver, British Columbia V7X 1L3 (604) 631-3300

From time to time on or after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale of the securities to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 23, 2020

PROSPECTUS

ESSA PHARMA INC.

7,370,000 Common Shares

This prospectus covers 7,370,000 common shares of ESSA Pharma Inc. that may be offered for resale by the selling shareholders identified in the “Selling Shareholders” section in this prospectus.

No securities are being offered or sold by us pursuant to this prospectus, and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will not receive any cash proceeds from the selling shareholders in connection with the exercise of the pre-funded warrants (the “2019 Pre-Funded Warrants) issued pursuant to the August 27, 2019 public offering of equity securities of the Company in Canada and concurrent private placement of equity securities in the United States (the “August 2019 Offering”), which will be effected on a “net” or “cashless” basis.

Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “EPIX.” On December 21, 2020, the closing price of our common shares was US$8.12 on the Nasdaq.

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares directly to purchasers or through broker-dealers or agents. The common shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. See “Plan of Distribution” beginning on page 12 for more information about how the selling shareholders may sell or dispose of their shares. We do not know when, in what amount, or the method by which the selling shareholders may offer the shares for sale. The selling shareholders may sell any, all or none of the shares offered by this prospectus.

An investment in our common shares involves a high degree of risk. Before purchasing any common shares, you should consider carefully the risks described under “Risk Factors” beginning on page 1.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December       , 2020.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We and the selling shareholders have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus may only be accurate as of the date of this prospectus and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “ESSA”, “the Company”, “we”, “us”, and “our” refer to ESSA Pharma Inc. and its subsidiaries, unless otherwise specified.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. See “Exchange Rate Data.”

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THE COMPANY

We are a clinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of prostate cancer in patients whose disease is progressing despite treatment with current therapies, including second-generation anti-androgen drugs such as abiraterone, enzalutamide, apalutamide and darolutamide.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 10-K for the year ended September 30, 2020 (our “Annual Report”), as revised or supplemented by our subsequent quarterly reports on Form 6-K or Form 10-Q, or our current reports on Form 6-K or Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Our registered and records office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3. Our head office is located at Suite 720 - 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.

We have two wholly-owned subsidiaries, ESSA Pharmaceuticals Corp., existing under the laws of the State of Texas, and Realm Therapeutics plc. (“Realm”), existing under the laws of England and Wales. Realm has one wholly owned subsidiary, Realm Therapeutics Inc., a corporation existing under the laws of the State of Delaware.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year and we have annual revenues of over $100 million, and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk. Prior to making a decision about investing in our common shares, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the any applicable prospectus supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report, as revised or supplemented by our subsequent quarterly reports on Form 6-K or Form 10-Q, or our current reports on Form 6-K or Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements or forward-looking information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. All statements in this prospectus, other than statements of historical facts, are forward-looking statements. These statements appear in a number of different places in this prospectus and can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, “will”, “could”, “may”, “hopes” or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward looking statements include, but are not limited to statements related to:

•	the Company’s ability to maintain operations, development programs, preclinical studies, clinical trials and raise capital as a result of the recent coronavirus disease 2019 (“COVID-19”) outbreak;

•	the Company's ability to advance its product candidate and potential future product candidates through, and successfully complete, clinical trials;

•	the Company's ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;

•	the Company’s ability to obtain funding for operations, including research funding, and the timing and potential sources of such funding;

•	the initiation, timing, cost, location, progress and success of, strategy and plans with respect to, ESSA’s research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;

•	the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s product candidate and potential future product candidates, if any, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s next-generation aniten compounds;

•	the Company’s ability to achieve profitability;

•	the grant (“CPRIT Grant”) under the Cancer Prevention and Research Institute of Texas (“CPRIT”) and payments thereunder, including residual obligations;

•	the Company’s use of proceeds from funding and financings;

•	the Company’s ability to effectively liquidate Realm and assume the related obligations;

•	the Company’s intended use of proceeds from the acquisition of Realm and the past and future offerings of our securities;

•	the Company’s ability to establish and maintain relationships with collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

•	the implementation of the Company’s business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;

•	the Company’s ability to identify, develop and commercialize product candidates;

•	the Company’s commercialization, marketing and manufacturing capabilities and strategy;

•	the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others;

•	the Company’s expectations regarding federal, state, provincial and foreign regulatory requirements, including the Company’s plans with respect to anticipated regulatory filings;

•	whether the Company will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;

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•	the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by the Company’s product candidate and potential future product candidates, if any;

•	the rate and degree of market acceptance and clinical utility of the Company’s potential future product candidates, if any;

•	the timing of, and the Company’s ability and the Company’s collaborators’ ability, if any, to obtain and maintain regulatory approvals for the Company’s product candidate and potential future product candidates, if any;

•	the Company’s expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	the Company’s ability to engage and retain the employees required to grow its business;

•	the compensation that is expected to be paid to the Company’s employees;

•	the Company’s future financial performance and projected expenditures;

•	developments relating to the Company’s competitors and its industry, including the success of competing therapies that are or may become available; and

•	estimates of the Company’s financial condition, expenses, future revenue, capital requirements and its need for additional financing and potential sources of capital and funding.

Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements included in this prospectus, the Company has made various material assumptions, including, but not limited to:

•	its ability to maintain operations as a result of the recent COVID-19 outbreak;

•	its ability to conduct a clinical study involving its product candidate and to identify any future product candidates;

•	the availability of financing on reasonable terms;

•	its ability to repay debt;

•	its ability to obtain regulatory and other approvals to commence a clinical trial involving any future product candidates;

•	its ability to obtain positive results from its research and development activities, including clinical trials;

•	its ability to obtain required regulatory approvals;

•	its ability to protect patents and proprietary rights;

•	its ability to successfully out-license or sell future products, if any, and in-license and develop new products;

•	favorable general business and economic conditions;

•	its ability to attract and retain skilled staff;

•	market competition; and

•	the products and technology offered by the Company’s competitors.

In evaluating forward-looking statements, current and prospective shareholders should specifically consider various factors, including the risks outlined herein and in documents incorporated by reference, under the heading “Risk Factors.” Investors should also consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in the Company’s Annual Report, which is incorporated in this prospectus by reference, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement filed relating to a specific offering or sale. Some of these risks and assumptions include, among others:

•	risks related to the Company’s ability to maintain operations and execute on its business plan as a result of the recent COVID-19 outbreak or other health epidemics;

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•	risks related to the Company’s ability to conduct the clinical trial of its product candidate, or submit a future Investigational New Drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”) or a Canadian Clinical Trial Application (“CTA”) to Health Canada;

•	risks related to the Company’s future success being dependent primarily on identification through preclinical studies, clinical studies, regulatory approval, and commercialization of a single product candidate;

•	risks related to the Company’s ability to identify any future product candidate through preclinical studies and obtain regulatory approval of an IND/CTA ;

•	risks related to the Company’s ability to continue to license its product candidates or technology from third parties;

•	uncertainty related to the Company’s ability to obtain required regulatory approvals for its proposed products;

•	risks related to the Company’s ability to successfully identify and develop product candidates in a timely manner;

•	risks related to the Company's ability to successfully commercialize future product candidates;

•	risks related to the possibility that the Company’s product candidate and potential future product candidates, if any, may have undesirable side effects;

•	risks related to the Company’s ability to enroll subjects in clinical trials;

•	risks that the FDA may not accept data from trials conducted in locations outside the United States;

•	risks related to the Company’s ongoing obligations and continued regulatory review;

•	risks related to potential administrative or judicial sanctions;

•	the risk of increased costs associated with prolonged, delayed or terminated clinical trials;

•	the risk that third parties may not carry out their contractual duties;

•	risks related to the possibility that the Company’s relationships with clinical research organizations or academic institutions may terminate;

•	risks related to the Company’s lack of experience manufacturing product candidates on a large clinical or commercial scale and the Company’s lack of manufacturing facility;

•	risks related to the Company’s failure to obtain regulatory approval in international jurisdictions;

•	risks related to recently enacted and future legislation in the United States that may increase the difficulty and cost for the Company to obtain marketing approval of, and commercialize, its product candidate and potential future products, if any, and affect the prices the Company may obtain;

•	risks related to new legislation, new regulatory requirements, and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare;

•	uncertainty as to the Company’s ability to raise additional funding;

•	risks related to the Company’s ability to raise additional capital on favorable terms and the impact of dilution from incremental financing;

•	risks related to the acquisition of Realm, the liquidation of Realm, and the assumption of related obligations;

•	risks that the Company may default on the residual obligations of the agreement providing for the CPRIT Grant, which may result in the Company not receiving the remaining CPRIT Grant funds and/or having to reimburse all of the CPRIT Grant, if such default is not waived by CPRIT;

•	risks related to the Company’s incurrence of significant losses in every quarter since its inception and the Company’s anticipation that it will continue to incur significant losses in the future;

•	risks related to the Company’s limited operating history;

•	risks related to the Company’s reliance on proprietary technology;

•	risks related to the Company’s ability to protect its intellectual property rights throughout the world;

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•	risks related to claims by third parties asserting that the Company, or its employees or consultants have misappropriated their intellectual property, or claiming ownership of what the Company regards as its intellectual property;

•	risks related to the Company’s ability to comply with governmental patent agency requirements in order to maintain patent protection;

•	risks related to computer system failures or security breaches;

•	risks related to business disruptions that could seriously harm the Company’s future revenues and financial condition and increase its costs and expenses;

•	risks related to the Company’s dependence on the use of information technologies;

•	risks related to the Company’s ability to attract and maintain highly qualified personnel;

•	risks related to the possibility that third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain the Company’s future revenues;

•	risks related to potential conflicts of interest between the Company and its directors and officers;

•	risks related to competition from other biotechnology and pharmaceutical companies;

•	risks related to movements in foreign currency exchange rates;

•	risks related to the Company’s ability to convince public payors and hospitals to include the Company’s product candidate and potential future products, if any, on their approved formulary lists;

•	risks related to the Company’s ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;

•	risks related to the Company's ability to manage growth;

•	risks related to the Company’s ability to achieve or maintain expected levels of market acceptance for its products;

•	risks related to the Company’s ability to realize benefits from acquired businesses or products or form strategic alliances in the future;

•	risks related to collaborations with third parties;

•	risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for the Company and harm its reputation;

•	risks related to product liability lawsuits;

•	risks related to compulsory licensing and/or generic competition;

•	risks related to the increased costs and effort as a result of the Company being a public company;

•	risks inherent in foreign operations;

•	risks related to the possibility that laws and regulations governing international operations may preclude the Company from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require it to develop and implement costly compliance programs;

•	risks related to laws that govern fraud and abuse and patients' rights;

•	risks related to the Company’s ability to comply with environmental, health and safety laws and regulations;

•	risks related to the additional costs and expenses associated with being a U.S. domestic issuer as opposed to a foreign private issuer;

•	risks related to the Company being a “passive foreign investment company;”

•	risks related to the Company’s status as an emerging growth company;

•	risks related to United States investors' ability to effect service of process or enforcement of actions against the Company;

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•	risks related to the Company’s ability to maintain compliance with Nasdaq listing requirements;

•	risks related to market price and trading volume volatility;

•	risks related to the Company's dividend policy;

•	risks associated with future sales of the Company’s securities;

•	risks related to the Company’s ability to implement and maintain effective internal controls;

•	risks related to the Company's ability to maintain an active trading market for its common shares;

•	risks related to share price volatility associated with the Company’s thinly traded common shares; and

•	risks related to analyst coverage.

If one or more of these risks or uncertainties or a risk that is not currently known to the Company, materialize, or if its underlying assumptions prove to be incorrect, actual results may vary significantly from those expressed or implied by forward-looking statements. The forward-looking statements represent the Company’s views as of the date of this document. While the Company may elect to update these forward-looking statements in the future, the Company has no current intention to do so except as to the extent required by applicable securities law. Investors are cautioned that forward-looking statements are not guarantees of future performance and are inherently uncertain. Accordingly, investors are cautioned not to put undue reliance on forward-looking statements. The Company advises you that these cautionary remarks expressly qualify in their entirely all forward-looking statements attributable to the Company or persons acting on its behalf.

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EXCHANGE RATE INFORMATION

We use the United States dollar as our reporting currency. The following table sets forth for each period indicated: (1) the low and high exchange rates during such period; (2) the exchange rates in effect at the end of the period; and (3) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada. The average exchange rate is calculated on the last business day of each month for the applicable period.

	Year Ended September 30,
	2018	2019	2020
Low	0.8138	0.7699	0.7710
High	0.7330	0.7353	0.6898
Period End	0.7330	0.7699	0.7497
Average	0.7721	0.7537	0.7437

The following table sets forth, for each of the last six months, the low and high closing exchange rates and the closing exchange rate at the end of the month for Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada:

	Last Six Months
	June	July	August	September	October	November
Low	0.7472	0.7485	0.7668	0.7660	0.7621	0.7713
High	0.7309	0.7344	0.7476	0.7465	0.7491	0.7543
End of Month	0.7338	0.7460	0.7668	0.7497	0.7509	0.7713

On December 21, 2020, the closing exchange rate of Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada, was C$1.00=US$0.7783.

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USE OF PROCEEDS

We will not receive any of the proceeds from the common shares sold by the selling shareholders. We will not receive any cash proceeds from the selling shareholders in connection with the exercise of the 2019 Pre-Funded Warrants issued pursuant to the August 2019 Offering, which will be effected on a “net” or “cashless” basis. We have agreed to pay all expenses in connection with the registration of the common shares offered by the selling shareholders. Normal underwriting commissions and brokers fees, however, as well as any applicable transfer taxes and other selling expenses, are payable by the selling shareholders.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of December 21, 2020, there were 33,600,122 common shares issued and outstanding, 6,076,075 common shares issuable upon exercise of outstanding stock options, and 7,779,473 common shares issuable upon exercise of warrants, including the 2019 Pre-Funded Warrants. Of the outstanding warrants, 7,370,000 are pre-funded warrants, each exercisable at a nominal exercise price into one common share.

Holders of our common shares are entitled to receive notice of any meetings of our shareholders, and to attend and to cast one vote per common share at all such meetings. Holders of common shares are entitled to receive on a pro rata basis such dividends on the common shares, if any, as and when declared by our board of directors at its discretion, from funds legally available therefor, and, upon the liquidation, dissolution or winding up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with, the holders of common shares with respect to dividends or liquidation. Our common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Registration Rights

Registration Rights Agreement – August 2019

Certain of the selling shareholders acquired common shares and the 2019 Pre-Funded Warrants pursuant to the August 2019 Offering. In connection with the August 2019 Offering, we entered into a registration rights agreement with these selling shareholders on August 27, 2019, pursuant to which we agreed to file with the SEC a registration statement registering resales, from time to time, of the common shares and the common shares issuable upon the exercise of the 2019 Pre-Funded Warrants issued pursuant to the August 2019 Offering. We agreed to pay all expenses relating to the registration required under the registration rights agreement, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel for, any selling shareholder. We have filed the associated registration rights agreement that contains these selling shareholders’ registration rights as an exhibit to the registration statement of which this prospectus forms a part.

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SELLING SHAREHOLDERS

This prospectus covers the resale, from time to time, of up to 7,370,000 common shares issuable upon the exercise of the 2019 Pre-Funded Warrants held by the selling shareholders named in the table below after the date of this prospectus.

The selling shareholders acquired the 2019 Pre-Funded Warrants pursuant to the August 2019 Offering. We have filed the associated registration rights agreement executed in connection with the August 2019 Offering as an exhibit to the registration statement of which this prospectus forms a part.

We have no assurance that the selling shareholders will sell any of the common shares registered for sale under this prospectus. See “Plan of Distribution.” In addition, the selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their registerable common shares since the date on which the information in the table below is presented. The common shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of common shares that the selling shareholders will sell under this prospectus. Information about the selling shareholders may change over time.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common shares of the selling shareholders as of November 19, 2020. Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any common shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after November 19, 2020 through the exercise of any warrant, stock option or other right. The information provided in the table below is based in part on information provided by or on behalf of the selling shareholders. To our knowledge, the selling shareholders have sole voting and investment power with respect to the common shares and have not within the past three years had any position, office or other material relationship with us (including any of our affiliates), except as set forth in the footnotes to the table below.

	Common Shares Beneficially Owned Before the Offering(1)			Common Shares Being	Common Shares Beneficially Owned After the Offering(2)(3)
	Number		%	Offered	Number	%
Selling Shareholders
Biotechnology Value Fund, L.P.	2,685,470	(4)	8.00	1,481,634	1,203,836	2.94
Biotechnology Value Fund II, L.P.	2,183,742	(5)	6.50	1,235,030	948,712	2.31
Biotechnology Value Trading Fund OS, L.P.	389,923	(6)	1.16	203,336	186,587	*
Soleus Capital Master Fund, L.P.	1,025,000	(7)	3.05	825,000	200,000	*
Soleus Capital Special Opportunities Fund, L.P.	4,675,000	(8)	9.99	3,625,000	1,050,000	2.56

*Less than 1.0% of total outstanding shares.

(1)	The percentage of common shares beneficially owned before the offering based on 33,557,915 common shares being outstanding as of November 19, 2020, and assuming the issuance of that number of common shares equal to the full exercise of all securities convertible into common shares beneficially owned by each particular selling shareholder.

(2)	The percentage of common shares beneficially owned after the offering is based on 33,557,915 common shares being outstanding as of November 19, 2020, assuming the issuance of 7,370,000 common shares upon full exercise of the 2019 Pre-Funded Warrants.

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(3)	The selling shareholders might not sell any or all of the common shares offered by this prospectus and as a result, we cannot estimate the number of common shares that will be held by the selling shareholders after completion of the offering. However, for the purposes of this table, we have assumed that, after completion of the offering, none of the common shares covered by this prospectus will be held by selling shareholders.

(4)	Consists of 1,203,836 common shares and 1,481,634 common shares issuable upon exercise of 2019 Pre-Funded Warrants, provided that such 2019 Pre-Funded Warrants may not be exercised if, upon such exercise, the number of common shares then beneficially owned by Biotechnology Value Fund, L.P. would exceed 9.99% of our outstanding common shares (the “9.99% Limit”). Accordingly, Biotechnology Value Fund, L.P. disclaims beneficial ownership of the common shares issuable upon exercise of such 2019 Pre-Funded Warrants to the extent that upon such exercise the number of shares beneficially owned by it would exceed the 9.99% Limit. The address of the entity is c/o BVF Partners, LP, 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(5)	Consists of 948,712 common shares and 1,235,030 common shares issuable upon exercise of 2019 Pre-Funded Warrants subject to the 9.99% Limit. Accordingly, Biotechnology Value Fund II, L.P. disclaims beneficial ownership of the common shares issuable upon exercise of such 2019 Pre-Funded Warrants to the extent that upon such exercise the number of shares beneficially owned by it would exceed the 9.99% Limit. The address of the entity is c/o BVF Partners, LP, 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

(6)	Consists of 186,587 common shares and 203,336 common shares issuable upon exercise of 2019 Pre-Funded Warrants subject to the 9.99% Limit. Accordingly, Biotechnology Value Trading Fund OS, L.P. disclaims beneficial ownership of the common shares issuable upon exercise of such 2019 Pre-Funded Warrants to the extent that upon such exercise the number of shares beneficially owned by it would exceed the 9.99% Limit. The address of the entity is c/o BVF Partners OS, LTD, PO Box 309 Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(7)	Consists of 200,000 common shares and 825,000 common shares issuable upon exercise of the 2019 Pre-Funded Warrants subject to the 9.99% Limit. Accordingly, Soleus Capital Master Fund, L.P. disclaims beneficial ownership of the common shares issuable upon exercise of such 2019 Pre-Funded Warrants to the extent that upon such exercise the number of shares beneficially owned by it would exceed the 9.99% Limit. The address of the entity is c/o Soleus Capital, LLC, 104 Field Point Road, Second Floor, Greenwich CT 06830.

(8)	Consists of 1,050,000 common shares and 3,625,000 common shares issuable upon exercise of 2019 Pre-Funded Warrants subject to the 9.99% Limit. Accordingly, Soleus Capital Special Opportunities Fund, L.P. disclaims beneficial ownership of the common shares issuable upon exercise of such 2019 Pre-Funded Warrants to the extent that upon such exercise the number of shares beneficially owned by it would exceed the 9.99% Limit. The address of the entity is c/o Soleus Capital, LLC, 104 Field Point Road, Second Floor, Greenwich CT 06830.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their donees, pledgees, transferees and successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use various methods when selling shares, including any one or more of the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of common shares at a stipulated price per common share;

•	a combination of any of the previously mentioned methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

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The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. We will not receive any cash proceeds from the selling shareholders in connection with the exercise of the 2018 Warrants, which will be effected on a “net” or “cashless” basis.

We will pay all fees and expenses in connection with the registration of the common shares, other than the fees and disbursements of counsel to the selling shareholders.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 or Rule 904 of Regulation S under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be underwriting discounts or commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an amendment to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may agree to indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common shares offered by this prospectus.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

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WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares described in this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our common shares, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR at https://www.sedar.com. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

•	our Current Report on Form 8-K filed on October 27, 2020; and

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•	the description of our common shares contained in our registration statement on Form 20-F filed with the Commission on July 1, 2015, including any amendment or report filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common shares offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, by faxing a written request to 1-888-308-8974 or by calling 1-778-331-0962.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (British Columbia) (the “BCBCA”). Many of our directors and officers are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of our securities who reside in the United States to effect service within the United States upon those director and officers who are not residents of the United States. It may also be difficult for holders of our securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on its behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our audited consolidated financial statements included in this prospectus have been audited by Davidson & Company LLP at its offices located at 1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, British Columbia, Canada V7Y 1G6, independent auditors, as stated in their report appearing therein.

The Canadian transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario. The U.S. transfer agent for our common shares is Computershare Trust Company, N.A. at its offices in Canton, MA, Jersey City, NJ, and Louisville, KY.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	0
Legal fees and expenses	US$	50,000
Accounting fees and expenses	US$	5,000
Printing fees and expenses	US$	20,000
Miscellaneous	US$	5,000
Total	US$	80,000

Item 15.	Indemnification of Directors and Officers

Under the BCBCA, we may indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of such an indemnification:

“eligible party,” in relation to the Company, means an individual who

•	is or was a director or officer of the Company;

•	is or was a director or officer of another corporation

• at a time when the corporation is or was an affiliate of the Company, or

• at the request of the Company; or

•	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“ eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

•	is or may be joined as a party, or

•	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

However, indemnification by the Company is prohibited under the BCBCA if:

•	in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be;

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful;

•	the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its articles; or

•	the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by the Company’s articles.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

•	indemnify the eligible party in respect of the proceeding; or

•	pay the expenses of the eligible party in respect of the proceeding.

The BCBCA allows the Company to pay, as they are incurred in advance of a final disposition of a proceeding, the expenses actually and reasonably incurred by the eligible party, provided that the Company receives from such eligible party an undertaking to repay the amounts advanced if it is ultimately determined that such payment is prohibited. Following the final disposition of an eligible proceeding, the BCBCA requires the Company to pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding, or is substantially successful on the merits in the outcome of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order enforcement of or any payment under an indemnification agreement;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

•	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the court considers appropriate.

The BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of ours or that of an associated corporation.

The Company’s articles provide that it will indemnify any of its directors, former directors, officers, and former officers and other parties specified by the articles against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them for any civil, criminal or administrative action or proceeding to which they are or may be made a party by reason of having been a director or officer.

The Company has entered into indemnity agreements with each of our officers and directors, pursuant to which the Company is obligated to indemnify and hold harmless such persons to the greatest extent permitted by law for liabilities arising out of their service to the Company as directors and officers. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or other non-civil proceedings that are enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these indemnification agreements, the Company may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings.

As permitted by the BCBCA, the Company has purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on February 24, 2015 (File No. 001-37410)

4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 filed by the registrant on January 22, 2018 (File No. 333-222654))

4.2	Registration Rights Agreement, dated August 27, 2019 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K furnished on August 28, 2019).

4.3	Form of Subscription Agreement for Common Shares (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6 -K furnished on August 23, 2019).

4.4	Form of Subscription Agreement for Pre-Funded Warrants (incorporated by reference to Exhibit 99.3 to the Current Report on Form 6-K furnished on August 23, 2019).

4.5	Agency Agreement, dated August 23, 2019, between Bloom Burton Securities Inc. and ESSA (incorporated by reference to Exhibit 99.4 to the Current Report on Form 6-K furnished on August 23, 2019).

4.6	Implementation Agreement, dated May 15, 2019, between ESSA and Realm (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K furnished on May 28, 2019).

5.1*	Opinion of Blake, Cassels & Graydon LLP as to the legality of the common shares being registered hereby.

23.1	Consent of Davidson & Company LLP.

23.2*	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

*	Previously filed.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on December 23, 2020.

ESSA Pharma Inc.

By:	/s/ David Parkinson
David Parkinson
Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 23, 2020.

Signature	Title

/s/ David Parkinson David Parkinson	President and Chief Executive Officer and Director (Principal Executive Officer)

* David Wood	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Richard M. Glickman	Chairman of the Board

* Marella Thorell	Director

* Alex Martin	Director

* Sandy Zweifach	Director

* Franklin Berger	Director

* Scott Requadt	Director

* Gary Sollis	Director

* Ari Brettman	Director

By:	/s/ David Parkinson
David Parkinson
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of ESSA Pharma Inc. and has duly caused this Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Houston, Texas on December 23, 2020.

ESSA Pharmaceuticals Corp.
(Authorized Representative)

By:	/s/ David Parkinson
David Parkinson
President and Chief Executive Officer